UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF COLORADO


In re:                                                     CHAPTER 11

USMX OF ALASKA, INC.                              Case No. 98-17143-DEC
Tax I.D. No. 84-1294496




                        STIPULATION AND CONSENT REGARDING
                          PAYMENT OF PRE-PETITION WAGES



         USMX of Alaska, Inc. ("USMXAK") (the "Debtor"), NM Rothschild & Sons, Ltd. ("Rothschild"), and D. H.Blattner & Sons, Inc. ("Blattner"), stipulate and consent as follows:

         1. On May 27,1998, the Debtor filed an Emergency Motion for Authority to Pay Pre-petition Wages (the "Wage Motion"). A copy of the Wage Motion is attached hereto as Exhibit A.

         2. Pursuant to the Wage Motion, the Debtor has requested that it be allowed to pay certain pre-petition wages, along with all related taxes, deductions and withholdings pertaining to such wages and salaries. In seeking authority to pay its pre-petition wages, the Debtor hopes to maintain the continuity of it business and to preserve the morale of its current employees. As set forth more fully in the Wage Motion, the Debtor fears that any delay in paying its employees' pre-petition wages may adversely affect the Debtor's efforts to reorganize.

         3. The Debtor, Rothschild and Blattner have since entered into a Stipulation Regarding the Emergency Interim Use of Cash Collateral (the "Stipulation"). Pursuant to the Stipulation, the parties have consented to the Debtor's payment of its employees' pre-petition wages.

         4. Accordingly, Rothschild and Blattner do not oppose the immediate entry of an order authorizing payment of certain pre-petition wages of the Debtor as requested in the Wage Motion.

         WHEREFORE, the Debtor requests that this Court authorize and allow the Debtor to pay its employees the amounts due for their pre-petition wages, along with all related taxes, deductions and withholdings pertaining to such wages and salaries as set forth in the Wage Motion.

         DATED this _____ day of May, 1998.

                                      LeBOEUF,  LAMB, GREENE  &  MacRAE, L.L.P.


                                            By:     ___________________________
                                                    Carl A. Eklund, #2299
                                                    Bart B. Burnett, #21258
                                                    633 17th Street, Suite 2000
                                                    Denver, Colorado   80202
                                                    Telephone:  (303) 291-2600
                                                    Facsimile:  (303) 297-0422

                                                    ATTORNEYS FOR DEBTORS


                                            DAVIS, GRAHAM & STUBBS, LLP


                                            By:     ___________________________
                                                     Glen E. Keller, Jr., #3113
                                                     370 17th St., #4700
                                                     Denver, CO  80202-5647
                                                     Telephone: (303) 892-9400
                                                     Facsimile:  (303) 893-1379

                                                    ATTORNEYS FOR NM ROTHSCHILD
                                                    & SONS, LTD.


                                            FABYANSKE, WESTRA & HART, P.A.


                                            By:      __________________________
                                                     Paul L. Ratelle, #127632
                                                     Jeremiah J. Kearney
                                                     920 Second Avenue South
                                                     Suite 1100
                                                     Minneapolis, MN 55401
                                                     Telephone: (612) 338-0115
                                                     Facsimile: (612) 338-3857

                                                    ATTORNEYS FOR D.H. BLATTNER
                                                    & SONS, INC.